UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2011

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    The information set forth in Item 2.03 is hereby incorporated into Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    On June 28, 2011, Tempur-Pedic International Inc. (the “Company”) entered into an amendment and restatement (the “Amendment”) of its Credit Agreement dated as of October 18, 2005, as amended , with Bank of America, N.A., Nordea Bank Danmark A/S, Fifth Third Bank,  JPMorgan Chase Bank, N.A., Wells Fargo Bank, and certain other Lenders. The Amendment is attached as Exhibit 10.1 and incorporated by reference herein.

    The Amendment increases the total availability under the credit facility to an aggregate of $770 million by increasing the domestic revolving commitments by $130 million. The Amendment also provides for (i) the extension of the credit facility expiration date to June 2016; (ii) an option for the Company to increase the domestic revolver by an additional $250 million;  and (iii) an increase in the applicable margins and certain fees to current market conditions (for example, when the Consolidated Leverage Ratio is greater than 1.0:1.0 but less than or equal to 1.75:1.0, the Applicable Margin for Eurocurrency Loans is 1.75% and the Commitment Fee on the unused amount of the Commitments is 0.375%). The Company currently expects that funds borrowed under the credit facility would be used for general corporate purposes, which could include funding share repurchases.  Capitalized terms used herein and not defined herein are defined in the Amendment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Amended and Restated Credit Agreement, dated as of June 28, 2011 among Tempur-Pedic Management, Inc., Dan-Foam ApS, and certain Subsidiaries and Affiliates, as Borrowers; Tempur-Pedic International Inc., Tempur World, LLC, and Certain Subsidiaries and Affiliates of the Borrowers as Guarantors; Bank of America, N.A., as Domestic Administrative Agent and Domestic Collateral Agent; Nordea Bank Danmark A/S, as Foreign Administrative Agent, European Co-Agent and Foreign Collateral Agent; Fifth Third Bank and JPMorgan Chase Bank, N.A. as U.S. Co-Agents; Wells Fargo Bank National Association, as Syndication Agent; Merrill Lynch, Piece, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.

Date: June 29, 2011	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President & Chief Financial Officer

EXHIBITS

Exhibit	Description
10.1	Amended and Restated Credit Agreement, dated as of June 28, 2011 among Tempur-Pedic Management, Inc., Dan-Foam ApS, and certain Subsidiaries and Affiliates, as Borrowers; Tempur-Pedic International Inc., Tempur World, LLC, and Certain Subsidiaries and Affiliates of the Borrowers as Guarantors; Bank of America, N.A., as Domestic Administrative Agent and Domestic Collateral Agent; Nordea Bank Danmark A/S, as Foreign Administrative Agent, European Co-Agent and Foreign Collateral Agent; Fifth Third Bank and JPMorgan Chase Bank, N.A. as U.S. Co-Agents; Wells Fargo Bank National Association, as Syndication Agent; Merrill Lynch, Piece, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers